EXHIBIT 10.2
COLUMBIA BANKING SYSTEM, INC.
RESTRICTED STOCK AGREEMENT
THIS RESTRICTED STOCK AGREEMENT (“Agreement”) is entered into by and between Columbia Banking System, Inc. (“Company”) and [●] (“Grantee”).
1.Basic Terms of Award
Number of Shares of Restricted
Stock Subject to the Award:    [●]
Fair Market Value on Date of Award
of Shares of Restricted Stock:    [●]
Amount Required to be Paid
for Shares of Restricted Stock:    $ 0.00_____________
Date of Award:    [●]
2.Company hereby awards to Grantee the number of shares of Restricted Stock described above (“Award”).
3.The Award is made under the 2024 Equity Incentive Plan of Columbia Banking System, Inc. (the “Plan”), a copy of which has been provided to Grantee. By Grantee’s execution of this Agreement, Grantee acknowledges that he or she has received a copy of the Plan. The terms and conditions of the Plan are hereby incorporated into this Agreement by this reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the former shall govern. Capitalized terms used in this Agreement that are not defined herein shall have the meaning given to such terms in the Plan.
4.Vesting of Award
The Award shall Vest in accordance with the criteria set forth in Appendix A hereto.
5.Grantee shall have all of the rights of a shareholder with respect to shares of Restricted Stock subject to this Award, unless and until such shares are forfeited or reacquired by Company in accordance with the terms of this Agreement; provided that all ordinary cash dividends or other ordinary distributions paid upon any share of Restricted Stock before that share Vests will be retained by Company and paid to Grantee (without interest) if and when that share Vests.
6.Shares of Restricted Stock subject to this Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by will or by the laws of descent or distribution, prior to the time such shares Vest.

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7.Shares of Restricted Stock subject to this Award shall not be issued, unless the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, all securities laws, rules and regulations, and the requirements of any stock exchange upon which the Restricted Stock may then be listed. Issuance of shares of Restricted Stock is further subject to the approval of counsel for Company with respect to such compliance.
8.Company, in its sole discretion, may take any actions reasonably believed by it to be required to comply with any local, state, or federal tax laws relating to the reporting or withholding of taxes attributable to the issuance of the Restricted Stock subject to this Award, including, but not limited to, (i) withholding, or causing to be withheld, from any form of compensation or other amount due Grantee any amount required to be withheld under applicable tax laws, or (ii) requiring Grantee to make arrangements satisfactory to Company (including, without limitation, paying amounts) to satisfy any tax obligations, as a condition to recognizing any rights of Grantee under the Award.
9.Grantee acknowledges that he/she understands the following:
a.Under Section 83(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the excess of the fair market value on the date of vesting of the shares of Restricted Stock over the fair market value on the date of award of such shares will be taxed at the time of Vesting as ordinary income and subject to payroll and withholding taxes and to tax reporting, as applicable.
b.Grantee may elect under Section 83(b) of the Code to be taxed at ordinary income rates based on the fair market value of the shares of Restricted Stock at the time such shares are awarded, rather than at the time and as the shares of Restricted Stock Vest. Such election (an "83(b) Election") must be filed with the Internal Revenue Service within thirty (30) days from the Date of Award. Grantee will not be entitled to a deduction for any ordinary income previously recognized as a result of the 83(b) Election if shares of Restricted Stock are subsequently forfeited to Company, and the 83(b) Election may cause Grantee to recognize more compensation income than he/she would have otherwise recognized if the value of the shares of Restricted Stock subsequently declines. The form for making an 83(b) Election may be requested from Company. FAILURE TO FILE SUCH AN ELECTION WITHIN THE REQUIRED THIRTY (30) DAY PERIOD AND AS OTHERWISE DESCRIBED IN THE FORM MAY RESULT IN THE RECOGNITION OF ORDINARY INCOME BY GRANTEE AS SHARES OF RESTRICTED STOCK VEST.
c.The foregoing is only a summary of the federal income tax laws that apply to the shares of Restricted Stock and does not purport to be complete. GRANTEE IS DIRECTED TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH HE/

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SHE MAY RESIDE, AND THE TAX CONSEQUENCES OF HIS/HER DEATH.
10.Miscellaneous
a.Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements, and to give such further written assurances, as may be reasonably requested by the other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.
b.All notices and other writings of any kind that a party to this Agreement may or is required to give hereunder to any other party hereto shall be in writing and may be delivered by personal service or overnight courier, facsimile, or registered or certified mail, return receipt requested, deposited in the United States mail with postage thereon fully prepaid, addressed (i) if to Company, to its home office, marked to the attention of the corporate secretary of Company; or (ii) if to Grantee, to Grantee’s address set forth in Company’s records. Any notice or other writings so delivered shall be deemed given (i) if by mail, on the second (2nd) business day after mailing, and (ii) if by other means, on the date of actual receipt by the party to whom it is addressed. Any party hereto may from time to time by notice in writing served upon the other as provided herein, designate a different mailing address or a different person to which such notices or demands are thereafter to be addressed or delivered.
c.Attorneys’ Fees. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party all costs, expenses and reasonable attorneys' fees incurred by the successful party (including, without limitation, costs, expenses and fees on any appeal).
d.Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.
e.Choice of Law. It is the intention of the parties that the internal laws of the State of Washington (irrespective of any choice of law principles) shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.
f.Successors in Interest. This Agreement and all of its terms, conditions and covenants are intended to be fully effective and binding, to the extent permitted by law, on the heirs, executors, administrators, successors and permitted assigns of the parties hereto.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.
COMPANY    COLUMBIA BANKING SYSTEM, INC.,
a Washington corporation
By:
Print name: [●]
Title: [●]
GRANTEE
By:
Print name: [●]

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APPENDIX A
Option 1:    Continuous Status
Except as otherwise provided in the Plan or herein, Restricted Stock subject to this Award shall no longer Vest, and shall be forfeited without payment of any kind to Grantee, immediately after Grantee fails to maintain continuous status as an Employee or Director, to the extent such Restricted Stock is not then Vested in accordance with the following vesting schedule:

If Grantee maintains continuous status as an Employee or Director on the following date/s (each, a “Vesting Date”):	Then the following number of shares of Restricted Stock subject to the Award shall Vest *

*Rounded up in each case to the nearest whole number. But in no event shall more than the total number of shares of Restricted Stock subject to this Award, as described in Paragraph 1 of the Agreement, Vest over the entire vesting period.

Option 2:    Performance Goals
[Set forth applicable performance goals and related Vesting schedule.]

Special Treatment Upon a Qualifying Retirement
In the event Grantee ceases to be an Employee other than due to (i) death, (ii) Disability, or (iii) due to termination by Company without Cause or resignation by Grantee for Good Reason on or within two years after a Change in Control in accordance with Section 16.a. of the Plan, and at such time Cause does not exist, the Restricted Stock subject to this Award shall continue to Vest in accordance with the vesting schedule set forth above if, at the time employment ceases, Grantee meets the requirements of a “qualifying retirement.” For purposes of this section, “qualifying retirement” means cessation of employment with Company or a Subsidiary after attainment of age 60 if (i) Grantee’s age at the time of such cessation plus Grantee’s years of service (in whole years) with Company or a Subsidiary equal at least 75 and (ii) Grantee provides at least 90 days’ prior written notice of such retirement to Company’s Chief Human Resources Officer.
A-1
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